UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2008

QKL STORES INC.
(Exact name of registrant as specified in its charter)

Delaware	033-10893	75-2180652
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Jing Qi Street
Dongfeng Xincun
Sa’er Tu District
163311 Daqing, PR China
(Address of principal executive offices, including zip code)

(011) 86-459-460-7825
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 6, 7, and 8, 2008, QKL Stores Inc. (the “Company”) made presentations to approximately 20 to 30 potential investors in New York City. The October 6 presentations were made as part of the Brean Murray, Carret & Co. Small Cap Consumer One-on-One Conference; the October 7 presentation was made to a group of approximately 10 to 20 investors at the William Blair Small-Cap Growth Stock Conference; and the October 8 presentations were made one-on-one to investors. On October 2, 2008, the Company issued a press release announcing its participation in the October 6 and 7 conferences. An audio recording of the October 7 presentation is available on the internet at http://www.wsw.com/webcast/blair14/qkls.ob/. The online version of the press release contains a link to the audio recording.

The Company made its presentations and its visit to the U.S. in order to comply with its obligation under the Securities Purchase Agreement, dated as of March 28, 2008, between the Company and the purchasers of its securities in a private placement that closed on that date. Under the agreement, the Company is required to come to the U.S. four times each year for the purpose of being introduced to the investment community. The Company is filing this Current Report on Form 8-K to disclose the content of the presentations in written form.

The information contained in this Current Report on Form 8-K and the exhibits attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in or exhibits to this Form 8-K shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Reconciliation of Non-GAAP Measures and Other Information

The presentation includes some information provided in the form of non-GAAP measures. That information is set forth below, together with a reconciliation of the information to comparable GAAP measures. Due to rounding error, some of the values set forth below differ insignificantly from the corresponding values in the presentation and some totals do not foot precisely to their component numbers.

CAGR, or compound annual growth rate, is an average rate of growth over a period of several years. CAGR generally is determined for a measure over a range of years by looking to the value of the measure in the first year and the last year, and determining the rate at which the measure would have grown if it had grown at a constant rate from first to last. A general calculation for CAGR is set forth below:

CAGR generally, for the period from year 0 to year x:
CAGR = (year x value ÷ year 0 value) 1/x -1

The presentation provides the CAGR for our total net revenue for the years 2005 to 2008 on page 3, and for the years 2006 to 2008 on page 29. In each case, the values are determined by looking to our total net revenue for the first year in the range (2005 or 2006) and the last year in the range (using our projected total net revenue for 2008) and determining the rate at which total net revenue would have grown if it had grown at a constant rate from the first year to the last. The calculations deriving CAGR for our total net revenue from the GAAP measure, total net revenue, are set forth below:

CAGR for total net revenue from 2005 to 2008:
    CAGR = (total net revenue 2008, projected, ÷ total net revenue 2005)1/3 - 1
= ($143 million ÷ $53.7 million)1/3 - 1
= (2.66) 1/3 - 1
= 1.39 - 1 = 0.39
= 39%

CAGR for total net revenue from 2006 to 2008:
    CAGR = (total net revenue 2008, projected, ÷ total net revenue 2006)1/2 - 1
= ($143 million ÷ $74.67 million) 1/2 - 1
= 1.38 - 1 = 0.38
= 38%

EBIT, or Earnings Before Interest and Taxes, is a measure of the earnings of a company remaining after operating expenses have been subtracted, but before debt expenses and tax expenses have been subtracted. EBIT can be calculated from GAAP measures by taking net income and adding to it income taxes and net interest expense. Calculations of our EBIT for 2007 and the first half of 2008, which are indirectly referred to in the presentation on page 10, are set forth below:

	2007	Six months ended June 30, 2008
Net Income	$5,782,391	$4,364,766
Add: Income taxes	$2,997,615	$1,520,450
Add: Net interest expense	$110,734	$21,453
Interest income	(58,641)	(107,198)
Interest expense	169,375	128,651
EBIT	$8,890,740	$5,906,669

EBIT Margin is EBIT divided by total net revenue. Calculations of our EBIT Margin for 2007 and the first half of 2008, which are referred to in the presentation on page 10, are set forth below:

	2007	Six months ended June 30, 2008
EBIT	$8,890,740	$5,906,669
Divide by: Total net revenue	$92,372,812	$58,793,337
EBIT Margin	9.62%	10.0%

EBITDA, or Earnings Before Interest, Taxes, Depreciation and Amortization, is a measure of the earnings of a company remaining after most operating expenses have been subtracted, but before debt expenses and tax expenses have been subtracted and before depreciation and amortization expenses are have been subtracted. EBITDA can be calculated by taking EBIT and adding to it depreciation and amortization expenses for the relevant period. A calculation of our EBITDA for 2007, which is indirectly referred to in the presentation on page 30, is set forth below:

2007
EBIT	$8,890,740
Add: Depreciation	$1,481,161
Add: Amortization	$23,654
EBITDA	$10,395,555

EBITDA Margin is EBITDA divided by total net revenue. A calculation of our EBITDA Margin for 2007, which is referred to in the presentation on page 30, is set forth below:

2007
EBITDA	$10,395,555
Divide by: Total net revenue	$92,372,812
EBIT Margin	11.25%

TTM Revenue, or trailing twelve-month revenue, is total net revenue during the twelve months ending on a specified date. If the specified date is a quarter-end date, the value is determined by adding the total net revenue for the business quarter ending on that date and the three immediately preceding business quarters. On page 29, the presentation provides TTM Revenue for the twelve months ended June 30, 2008. The calculation is set forth below:

Net revenue for:	Amount
6 months ended June 30, 2008	$58,793,337
Add: 12 months ended Dec. 31, 2007	$92,372,812
Subtract: 6 months ended June 30, 2007	$45,842,597
Total for trailing 12 months	$105,323,552

Market Value of the Company is calculated as our market price per share, as quoted on the OTC Bulletin Board, multiplied by the number of shares of our common stock there are outstanding. On page 29, the presentation shows that our market value as of June 30, 2008, was approximately $115 million, based on 20,882,533 shares outstanding and a market price per share on that date of $5.50.

P/E, or the price to earnings ratio, is calculated as the market price of a Company’s common stock during a period divided by the earnings per share for that period. On page 29, the presentation provides the price to earnings ratio for 2008, based on projected earnings for 2008. The calculation is set forth below:

Value
Price per share (October 3, 2008)	$4.50
Divided by: Earnings per share (projected)	$0.294
Net income for 2008, projected	$9,408,000
Projected number of common shares outstanding	32,000,000
Price to Earnings Ratio (projected)	15.3

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit Description of Exhibit

99.1	Presentation of QKL Stores Inc., October 6, 7, and 8, 2008,

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2008	QKL STORES INC.

	By:	/s/ Zhuangyi Wang
Zhuangyi Wang
Chief Executive Officer